UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        August 12, 2022

US XPRESS ENTERPRISES INC
(Exact name of registrant as specified in its charter)

Nevada	001-38528	62-1378182
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4080 Jenkins Road
Chattanooga, Tennessee	37421
(Address of Principal Executive Offices)	(Zip Code)

(423) 510-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	USX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐  Emerging growth company
□ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 12, 2022, U.S. Xpress Enterprises, Inc. (the “Company” or “U.S. Xpress”) and Jake Lawson, Chief Commercial Officer, mutually decided to part ways. Mr. Lawson will remain with the Company to transition his responsibilities over the next four to six weeks.

Eric Fuller, Chief Executive Officer and President, commented, “Jake has been instrumental in maturing our sales, customer experience and revenue management teams during his tenure at U.S. Xpress. Jake’s input has been critical in designing the future structure of our commercial organization and he will be essential in ensuring we have a seamless transition in the weeks ahead. On behalf of the entire company, we are grateful for his contributions and commitment to a successful transition.”

Mr. Lawson commented, “It’s been a pleasure partnering with our customers to help them be successful and working with the entire U.S. Xpress company. However, given current market conditions and the Company’s focus on improving profitability, Eric and I agreed the best course for the Company and myself was to restructure and consolidate the executive team, and for me to explore opportunities outside of U.S. Xpress. I am committed to ensuring a successful transition of my duties over the next four to six weeks and I wish nothing but the best for U.S. Xpress.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Xpress Enterprises, Inc.
(Registrant)

Date: August 17, 2022	By:	/s/ Eric A. Peterson
Eric A. Peterson
Chief Financial Officer and Treasurer